Exhibit 10.1

Grant No.: 8

MAKO SURGICAL CORP.
2008 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

MAKO Surgical Corp., a Delaware corporation (the “Company”), effective as of the Grant Date below, grants shares of its common stock, $.001 par value, (the “Stock”) to the Grantee named below, subject to the vesting conditions set forth in the attachment.  Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company’s 2008 Omnibus Incentive Plan (the “Plan”).

Grant Date: February 3, 2011

Name of Grantee: Maurice R. Ferré

Grantee’s Employee Identification Number:

Number of Shares of Stock Covered by Grant:  300,000

Purchase Price per Share of Stock:  $0.00

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:
(Signature)

Company:
Fritz L. LaPorte, SVP of Finance and Administration, Chief Financial Officer and Treasurer

Attachment
This is not a stock certificate or a negotiable instrument.

MAKO SURGICAL CORP.

2008 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock/Nontransferability

This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (“Restricted Stock”).  To the extent not yet vested, your Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Performance Criteria and Vesting	The Company will issue the Restricted Stock in your name as of the Grant Date.

The Restricted Stock will be earned on the last day of the Performance Period (as defined below), provided you have remained in continuous Service through such date, as follows:

	•	If the Average Stock Price (as defined below) is $26.40 or higher, you will earn 300,000 shares of Restricted Stock.

	•	If the Average Stock Price is $23.50, you will earn 200,000 shares of Restricted Stock.

	•	If the Average Stock Price is $20.80, you will earn 100,000 shares of Restricted Stock.

	•	If the Average Stock Price is less than $20.80, you will earn zero shares of Restricted Stock.

If the Average Stock Price is greater than $20.80 and less than $26.40, the number of earned shares of Restricted Stock will be interpolated (and rounded down to the next whole number).

“Performance Period” means the period ending March 31, 2013.

“Average Stock Price” means the average of the Fair Market Value of a Share of Stock as determined on each trading day during the 90-consecutive-calendar-day period ending with the last day of the Performance Period.

Fifty percent (50%) of the earned shares of Restricted Stock will become vested on March 31, 2013.  The remaining fifty percent (50%) of the earned shares of Restricted Stock will become vested on March 31, 2014, provided you remain in Service through such date.

Any shares of Restricted Stock not earned as of the last day of the Performance Period will be forfeited on such date.

Effect of Termination of Employment	If your Service terminates prior to March 31, 2013:

•

As a result of your death or Disability (as defined below), then (1) the date of your termination will be treated as the end of the Performance Period for purposes of determining the number of earned shares pursuant to the “Performance Criteria and Vesting” provisions above, and (2) your earned shares will vest immediately on the date of such termination in an amount equal to the number of earned shares multiplied by a fraction, the numerator of which is the number of days of Service you performed from the Grant Date to the date of your termination of Service and the denominator of which is 1,117.

•

As a result of your termination of Service by the Company for other than Cause (as defined below), death or Disability, then (1) the date of your termination will be treated as the end of the Performance Period for purposes of determining the number of earned shares pursuant to the “Performance Criteria and Vesting” provisions above, (2) the Average Stock Price will be determined as the highest average for any 90-consecutive-calendar-day period occurring from the Grant Date through the date of your termination for Service; provided that if your termination occurs on or following a Transaction Change in Control, then the Average Stock Price will be the price per share of Stock paid in the Transaction Change in Control and (3) your total number of earned shares will vest immediately on the date of such termination

• For any other reason not described above, your shares of Restricted Stock will be forfeited on the date of such termination.

If your Service terminates on or after March 31, 2013 and prior to April 1, 2014:

•

As a result of your death, Disability, by the Company without Cause or by you for Good Reason (as defined below), then all unvested, earned shares of Restricted Stock will vest in full on the date of such termination of Service.

	•	For any other reason not described above, then all shares of Restricted Stock that are not vested will be forfeited on the date of such termination of Service.

The terms “Disability”, “Cause,” and “Good Reason” have the meanings given in your Amended Employment Agreement with the Company dated November 12, 2007, as such agreement may be amended from time to time (the “Employment Agreement”).  The term “Transaction Change in Control” has the meaning given in Section 6.2(i) and (iii)(x) of the Employment Agreement.

Escrow

If the Company chooses to issue share certificates representing your Restricted Stock in lieu of using the book-entry method of share recordation, the certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph.  Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form approved by the Company.  The deposited certificates shall remain in escrow until such time or times as the certificates are to be released upon vesting, or otherwise forfeited as described above, in which case they shall be surrendered for cancellation.  Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Stock delivered in escrow to the Secretary of the Company.

All regular cash dividends paid on the Restricted Stock (or other securities at the time held in escrow) shall be converted into additional shares of Stock (by dividing the amount of cash dividends paid by the Fair Market Value of a share of Stock on the date the cash dividends are paid and then rounding down to the next whole share), which additional shares shall be subject to the same terms and conditions described herein as the Restricted Stock to which they relate.

In the event of any stock dividend, stock split, recapitalization or other change affecting the Company’s outstanding common stock as a class effected without receipt of consideration or in the event of a stock split, a stock dividend or a similar change in the Company Stock, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Stock shall be immediately delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Stock is at the time subject to the escrow requirements hereof.

Upon the vesting of shares of Restricted Stock, such escrowed shares shall be promptly released to you from escrow.

Notwithstanding the foregoing, in lieu of the issuance of certificates under this Agreement and the use of an escrow arrangement, the Company may instead use the book-entry method of recording share issuance.

Withholding Taxes

You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Stock acquired under this grant.  In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Notwithstanding the foregoing, the Company may, at its sole discretion, allow you to surrender to the Company of your vested common stock of the Company in an amount equal to any required minimum statutory withholding (calculated at the Fair Market Value for such shares) and for the Company to make the required cash deposits with the Internal Revenue Service.

Section 83(b) Election

Under Section 83 of the Code, the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time.  For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Stock described above.  You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date.  You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date.  No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date.  The form for making this election has been provided to you previously.  Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF.  YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Market Stand-off Agreement

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933 (the “Securities Act”), you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of vested Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length).

Retention Rights

This Agreement does not give you the right to be retained by the Company (or any of its Affiliates) in any capacity.  The Company (and any Affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights

You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock.  Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto.  Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of shares covered by this grant shall be adjusted (and rounded down to the nearest whole number) pursuant to the Plan and the target stock prices described in “Performance Criteria and Vesting” shall be adjusted by the Compensation Committee to the extent not inconsistent with Code Section 162(m).  Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends	All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Superseding Provisions

The provisions of Section 17.3 of the Plan, and Sections 3.6 and 5.3(v) of your Employment Agreement, do not apply to this grant.  By signing below, the parties agree that this Agreement shall be considered an amendment to the Employment Agreement and the provisions herein will supersede Sections 3.6 and 5.3(v) of the Employment Agreement with respect to this grant.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference.  Certain capitalized terms used in this Agreement and not defined herein are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock.  Any prior agreements, commitments or negotiations concerning this grant are superseded

Other Agreements

You agree, as a condition of this grant of Restricted Stock, that you will execute such document(s) as necessary to become a party to any shareholder agreement or voting trust as the Company may require.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.